Exhibit 32.2

               CERTIFICATION BY THE PRINCIPAL FINANCIAL OFFICER OF
                         COMPETITIVE TECHNOLOGIES, INC.
                           PURSUANT TO SECTION 906 OF
                 THE SARBANES-OXLEY ACT OF 2002 (18 U.S.C. 1350)

      I, Michael D. Davidson, am Chief Financial Officer of Competitive Technologies, Inc. (the "Company").

      This certification is being furnished pursuant to Rule 13a-14(b) under the Securities Exchange Act of 1934 (the "Exchange Act") and 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, in connection with the filing of the Company's Quarterly Report on Form 10-Q for the quarter ended April 30, 2005 (the "Report").

      I hereby certify that to the best of my knowledge:

      1. The Report fully complies with the requirements of Section 13(a) or 15(d) of the Exchange Act (15 U.S.C. 78m(a) or 78o(d)); and

      2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.


Date: June 14, 2005                             /s/ Michael D. Davidson
                                                --------------------------------
                                                Michael D. Davidson
                                                Chief Financial Officer of
                                                Competitive Technologies, Inc.